Registration No. 333-112414

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1 REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FREMONT MICHIGAN INSURACORP, INC.

(Exact name of registrant as specified in its charter)

Michigan	6331	42-1609947
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

933 E. Main St.

Fremont, Michigan 49412

(231) 924-0300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard E. Dunning

President and Chief Executive Officer

Fremont Michigan InsuraCorp, Inc.

933 E. Main St.

Fremont, Michigan 49412

(231) 924-0300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jack A. Siebers, Esquire Paul D. Yared, Esquire Andrew L. Rassi, Esquire Siebers Mohney, PLC 125 Ottawa Avenue, NW, Suite 400 Grand Rapids, Michigan 49503 (616) 451-2121	Hugh Makens, Esquire Gordon R. Lewis, Esquire Lawrence R. Duthler, Esquire Warner Norcross & Judd LLP 900 Fifth Third Center 111 Lyon Street NW Grand Rapids, Michigan 49503 (616) 752-2000

Approximate date of commencement of proposed sale to the public: None.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

EXPLANATORY NOTE

The purpose of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-112414) is to remove from the registration 57,882 shares that remained unsold at the termination of the offering. The maximum number of shares registered in the offering was 920,000. At the termination of the offering, 862,118 shares were sold and 57,882 shares remained unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-112414 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of Michigan, on December 29, 2004.

FREMONT MICHIGAN INSURACORP, INC.

By:	/s/ RICHARD E. DUNNING
Richard E. Dunning,
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement No. 333-112414 has been signed below by the following persons in the capacities and on the date indicated above.

Signature	Title

/s/ RICHARD E. DUNNING Richard E. Dunning	President, Chief Executive Officer and Director (principal executive officer)

/s/ MARVIN R. DEUR Marvin R. Deur	Vice President and Treasurer (principal financial officer)

/s/ KEVIN G. KAASTRA Kevin G. Kaastra	Controller (principal accounting officer)

Donald VanSingel	Chairman of the Board and Director

Donald E. Bradford	Director

/s/ RICHARD E. DUNNING Michael A. DeKuiper	Director

/s/ RICHARD E. DUNNING Jack G. Hendon	Director

/s/ RICHARD E. DUNNING William L. Johnson	Director

/s/ RICHARD E. DUNNING Jack A. Siebers	Director

/s/ RICHARD E. DUNNING Kenneth J. Schuiteman	Director

/s/ RICHARD E. DUNNING Harold L. Wiberg	Director

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